UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934
        Date of Report (date of earliest event reported) : July 23, 2008

                       Physicians Insurance Services, Ltd.
               (Exact name of registrant as specified in charter)

                                    Minnesota
                 (State or other jurisdiction of incorporation)

               000-53263                                  41-1559888
----------------------------------------       ---------------------------------
        (Commission File Number)               (IRS Employer Identification No.)

         5353 Manhattan Circle
               Suite 101
              Boulder, CO                                    80303
----------------------------------------                    ------
(Address of principal executive offices)                  (Zip Code)

                                  303-499-6000
                      -------------------------------------
                           (Issuer's Telephone Number)

                                 Not applicable.
                      -------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

ITEM     8.01.    OTHER EVENTS

On July 23, 2008, the shareholders of the Company approved the Agreement and Plan of Merger between the Company and PI Services, Inc., a Nevada corporation, pursuant to which the Company will be merged into PI Services, Inc. The effective date of the merger is expected to be on or about August 18, 2008.

The Agreement and Plan of Merger set forth the following: 1) a change in domicile from the State of Minnesota to the State of Nevada; 2) the adoption of the Articles of Incorporation of PI Services, Inc. under the laws of the state of Nevada, including a change in the Company's name to PI Services, Inc.; 3) the issued and outstanding shares of common stock of the Company automatically convert into the right to receive shares of PI Services, Inc. Common Stock at a ratio of five (5) shares of common stock of the Company for one (1) share of PI Services, Inc. Common Stock; 4) the adoption of the bylaws of PI Services, Inc. under the laws of the state of Nevada; and 5) the persons presently serving as executive officers and directors of the Company shall serve in their same respective positions with PI Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PHYSICIANS INSURANCE SERVICES, LTD.

                                    By:  /s/ Michael Friess
                                        --------------------------------
                                    Name: Michael Friess
                                    Title: Chief Executive Officer and President

Dated: July 30, 2008


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